CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form S-3ASR No. 333-193624) of Fluidigm Corporation,

(2)
Registration Statements (Form S-8 Nos. 333-172206, 333-180363 and 333-187204) pertaining to the 1999 Stock Option Plan, 2009 Equity Incentive Plan, and 2011 Equity Incentive Plan of Fluidigm Corporation, and

(3)
Registration Statement (Form S-8/S-3 No. 333-194084) pertaining to (a) the 2011 Equity Incentive Plan of Fluidigm Corporation, (b) stock options granted under the DVS Sciences, Inc. 2010 Equity Incentive Plan, as amended, assumed by Fluidigm Corporation, and (c) the DVS Sciences, Inc. Stock Restriction Agreements and Restricted Stock Purchase Agreements assumed by Fluidigm Corporation;

of our reports dated March 12, 2014, with respect to the consolidated financial statements of Fluidigm Corporation and the effectiveness of internal control over financial reporting of Fluidigm Corporation included in this Annual Report (Form 10-K) of Fluidigm Corporation for the year ended December 31, 2013.

          /s/ Ernst & Young LLP
Redwood City, California
March 12, 2014